                                                                     Exhibit 21


                            STOCK PURCHASE AGREEMENT
                            ------------------------


         This STOCK PURCHASE AGREEMENT (this "Agreement"), dated as of May 26, 1997, is between DAKA International, Inc., a Delaware corporation ("International"), Compass Group PLC, a public limited company incorporated in England and Wales ("Compass"), Compass Holdings, Inc., a Delaware corporation ("Compass Holdings" or "Purchaser"), First Chicago Equity Corporation (f/k/a First Capital Corporation of Chicago) an Illinois corporation ("FCEC"), Cross Creek Partners I, an Illinois general partnership ("Cross Creek") and certain other parties signatory hereto (collectively with FCEC and Cross Creek, the "Stockholders" and each a "Stockholder").

                                    RECITALS
                                    --------

         WHEREAS, International and the Stockholders entered into a Preferred Stock Purchase Agreement dated as of October 23, 1991 and amended on December 19, 1991 (the "Preferred Stock Purchase Agreement"), pursuant to which International issued and sold to the Stockholders, and the Stockholders purchased from International, shares of Series A Preferred Stock, par value $.01 per share, of International (the "International Preferred Stock") and warrants (the "Warrants") exercisable for shares of Common Stock, par value $.01 per share, of International (the "International Common Stock") upon redemption of the International Preferred Stock;

         WHEREAS, the Board of Directors of Compass has approved a tender offer pursuant to which Compass Holdings will offer to purchase for cash (the "Offer") any and all of the International Common Stock, subject to the terms and conditions contained in an Agreement and Plan of Merger (the "Merger Agreement") to be entered into by and among Compass, Compass Holdings, International and certain other parties;

         WHEREAS, the Board of Directors of International has approved a plan of contribution and distribution pursuant to a Reorganization Agreement (the "Reorganization Agreement") to be entered into by and among International, Daka, Inc., a wholly owned subsidiary of International ("Daka"), a newly formed, wholly owned subsidiary of International ("New International"), Compass and Compass Holdings, pursuant to which, prior to consummation of the Offer, (a) all of the assets and liabilities of the restaurant business currently operated by International and certain other assets and liabilities (other than in each case any funded indebtedness) of International, together with the shares of its subsidiaries not engaged in the food catering, contract catering and vending business, will be contributed to New International (the "Contribution"), and (b) all of the Common Stock, par value $.01 per share, of New International (the "New International Common Stock") will be distributed on a pro rata basis to the holders of International Common Stock, including the holders of International Preferred Stock on an as-converted basis (the "Distribution");

         WHEREAS, as of the date hereof, the Stockholders beneficially own 11,911.545 shares of International Preferred Stock (the "Stockholder Shares") and Warrants to purchase 264,701 shares of International Common Stock upon redemption of the Stockholder Shares (the "Stockholder Warrants"); and

         WHEREAS, as a condition to the willingness of Compass to enter into the Merger Agreement and make the Offer, and of International, Daka and New International to enter into the Reorganization Agreement and effect the Contribution and Distribution, Compass Holdings has agreed to purchase from the Stockholders, and the Stockholders have agreed to sell to Compass Holdings, all of the Stockholder Shares and all of the Stockholder Warrants on the terms and conditions provided for herein.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained and intending to be legally bound, Purchaser and the Stockholders hereby agree as follows:

         ARTICLE 1.  PURCHASE AND SALE

         1.1      PURCHASE AND SALE OF STOCKHOLDER SHARES.

                  (a) On the Closing Date (as hereinafter defined) and subject to the terms and conditions set forth herein, (i) the Stockholders shall transfer, assign and deliver to Purchaser, and Purchaser shall purchase from the Stockholders, all of the Stockholder Shares and all of the Stockholder Warrants then beneficially owned by the Stockholders, and (ii) Purchaser shall pay or cause to be paid to the Stockholders in exchange therefor cash in an aggregate amount (the "Purchase Price") equal to the total number of shares of Conversion Stock (which, as defined in the Certificate of Designation, Preferences and Rights of Preferred Stock establishing and designating the International Preferred Stock (the "Certificate of Designation"), equals 264,701 as of the date hereof and is subject to adjustment as provided therein) into which the Stockholder Shares are convertible as of the Closing Date, multiplied by the Offer Price (which, as defined in the Merger Agreement, equals $7.50 and is subject to increase (but not decrease) as provided therein).

                  (b) On the business day immediately preceding the Offer Closing Date (as defined in the Merger Agreement), International shall pay or cause to be paid and shall deliver or cause to be delivered to the Stockholders all accrued and unpaid dividends on the International Preferred Stock, including, without limitation, any and all accrued and unpaid cash dividends and stock dividends payable in shares of International Common Stock calculated through the Closing Date (collectively, the "Accrued Dividends"); provided, however, that any accrued and unpaid stock dividends relating to the Distribution shall be paid, and International shall deliver or cause to be delivered to the Stockholders certificates therefor, on the payment date established by the Board of Directors of the Company for such dividends.

         1.2 DIVIDENDS. The parties acknowledge that, in accordance with Section 1D of the Certificate of Designation, the Stockholders are entitled to receive from International on an as-converted basis any and all dividends (whether payable in cash, securities or other property) declared upon the International Common Stock (whether payable in cash, securities or other property, a "Common Stock Dividend")), provided that the record date for any such Common Stock Dividend is a date prior to the Closing Date, including, without limitation, the dividend to be declared by International in connection with the Distribution. Purchaser and International acknowledge and agree that the record date (the "Record Date") for the dividend to be declared by International in connection with the Distribution shall be a date prior to the Closing and that the Stockholders shall be entitled to receive shares of New International Common Stock in connection therewith on account of their shares of International Preferred Stock on an as-converted basis. International represents and warrants to the Stockholders that its Board of Directors has fixed the Record Date as the close of business on June 24, 1997; provided, however, that the Board of Directors of International reserves the right to change the Record Date to a date after (but not before) June 24, 1997, subject to the terms and conditions of the Reorganization Agreement and the Merger Agreement. International agrees that in the event that its Board of Directors (or authorized committee thereof) resolves to change the Record Date, International shall provide the Stockholders with notice of such change on the date on which International's Board of Directors (or authorized committee thereof) so resolves.

         1.3 CLOSING. Subject to the terms and conditions of this Agreement, the closing of the purchase and sale of the Stockholder Shares (the "Closing") shall take place (a) at the offices of Smith Helms Mulliss & Moore, L.L.P., 214 North Church Street, Charlotte, North Carolina, on the day immediately following the day on which Compass Holdings accepts for payment and pays for shares of International Common Stock pursuant to the Offer, or (b) at such other time, date or place as the parties hereto may agree. The date on which the Closing occurs is hereinafter referred to as the "Closing Date." At the Closing, Purchaser shall pay the Purchase Price to the Stockholders (by wire transfer of immediately available funds to one or more accounts designated in writing by the Stockholders) and, subject to the proviso of Section 1.1(b), on the business day immediately preceding the Offer Closing Date International shall pay or cause to be paid and deliver or cause to be delivered to the Stockholders all Accrued Dividends to the same accounts, against, in the case of the Purchase Price, delivery to Purchaser of (i) certificates for the Stockholder Shares so purchased, duly endorsed or accompanied by stock powers duly executed in blank, and (ii) properly completed assignments in the form of Exhibit II to the Daka International, Inc. Stock Purchase Warrant dated January 17, 1992.

         1.4 WAIVER. Each of the Stockholders agrees that upon the Closing, each of the Stockholders shall be deemed to have waived all rights or claims of any nature whatsoever which any such Stockholder had or may have had under the Preferred Stock Purchase Agreement.

         1.5 CONVERSION OF PREFERRED STOCK. Notwithstanding anything to the contrary provided herein, the Stockholders may sell or otherwise transfer any of the Stockholder Shares or Stockholder Warrants prior to the earlier of the Closing or the termination of this Agreement only (A) upon the conversion of such Stockholder Shares into shares of International Common Stock at the election of the Stockholders, or (B) in connection with the sale of such shares of International Common Stock issued to the Stockholders upon such conversion in a transaction pursuant to Rule 144 promulgated under the Securities Act of 1933, as amended (the "Securities Act"). In the event that any Stockholder converts any Stockholder Shares pursuant to this Section 1.5, International shall deliver or cause to be delivered to such Stockholder, within two (2) days following notice of conversion of such Stockholder Shares and delivery to International of the certificates representing such Stockholder Shares, certificates for the number of Conversion Shares into which such Stockholder Shares are then convertible, and such certificates shall not bear any restrictive legend. Each of the Stockholders (i) represents that as of the date hereof it is not, and covenants that as of any date on which such Stockholder sells or transfers Stockholder Shares pursuant to this Section 1.5 it shall not be, an "affiliate" (as that term is defined in Rule 144 promulgated under the Securities Act) of International and represents that it has not been, and covenants that as of any date on which such Stockholder sells or transfers Stockholder Shares pursuant to this Section 1.5 it will not have been, an affiliate of International during the preceding three months, and (ii) represents that a period of two (2) years has elapsed since the later of the date such Stockholder Shares were acquired from International or from an affiliate of International, as calculated as described in Rule 144(d) promulgated under the Securities Act.

         ARTICLE 2.  REPRESENTATIONS AND WARRANTIES

         2.1 REPRESENTATIONS AND WARRANTIES OF COMPASS AND COMPASS HOLDINGS. Each of Compass and Compass Holdings hereby represent and warrant to the Stockholders as follows:

                  (a) ORGANIZATION AND GOOD STANDING. Compass is a public limited company duly incorporated and registered under the laws of England and Wales. Compass Holdings is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

                  (b) POWER AND AUTHORIZATION. Each of Compass and Compass Holdings has the legal right, power and authority to enter into and perform its obligations under this Agreement and the other agreements and documents required to be delivered by it hereunder. The execution, delivery and performance by Compass and Compass Holdings of this Agreement and the Merger Agreement have been duly authorized by all necessary corporate action on the part of each of Compass and Compass Holdings. This Agreement and the Merger Agreement constitute the legal, valid and binding obligation of each of Compass and Compass Holdings, enforceable against it in accordance with its terms.

                  (c) CONSENTS AND APPROVALS; NO VIOLATION. Neither the execution and delivery of this Agreement by Compass and Compass Holdings nor consummation of the transactions contemplated hereby will (i) conflict with or result in any breach of any provision of the Memorandum and Articles of Association of Compass or the certificate of incorporation or bylaws of Compass Holdings, (ii) require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, or
(iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Compass, any of its Subsidiaries or any of their respective assets.

                  (d) NO BROKERS. Neither Compass nor any of its Subsidiaries has entered into any contract, arrangement or understanding with any person or firm which may result in the obligation of such entity or the Stockholders to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or consummation of the transactions contemplated hereby, except that Compass has engaged Patricof & Co. Capital Corp. and NationsBanc Capital Markets, Inc. as its financial advisors in connection with the transactions contemplated by the Merger Agreement and is responsible for all fees, commissions, and like payments arising from such engagements, and International has engaged Bear Stearns & Co., Inc. as its financial advisor in connection with the transactions contemplated by the Merger Agreement and is responsible for all fees, commissions, and like payments arising from such engagement. Other than the foregoing arrangements, neither Compass nor Compass Holdings is aware of any claim for payment of any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or consummation of the transactions contemplated hereby, and each of Compass and Compass Holdings shall indemnify and hold each of the Stockholders harmless against any such claim.

         2.2 REPRESENTATIONS AND WARRANTIES OF STOCKHOLDERS. Each Stockholder hereby severally (and not jointly with respect to the other Stockholders) represents and warrants to Compass and Compass Holdings as follows:

                  (a) OWNERSHIP OF SHARES. As of the date of this Agreement and, except to the extent of any conversion, sale or transfer of any Stockholder Shares in accordance with Section 1.5, as of the Closing Date, such Stockholder owns or shall own of record or beneficially the Stockholder Shares and the Stockholder Warrants set forth on EXHIBIT A opposite such Stockholder's name and such shares and warrants constitute all of the shares of International Preferred Stock and warrants to purchase shares of International Common Stock upon redemption of Stockholder Shares, respectively, owned of record or beneficially by such Stockholder. Such Stockholder will not sell or transfer any Stockholder Shares or Stockholder Warrants prior to the earlier of the Closing or the termination of this Agreement (except as provided in Section 1.5). Upon transfer and delivery by such Stockholder to Purchaser of the Stockholder Shares and the Stockholder Warrants owned by such Stockholder pursuant to this

Agreement, Purchaser shall acquire ownership of such shares and warrants, free and clear of all adverse claims (other than any created by or through Purchaser).

                  (b) ORGANIZATION AND GOOD STANDING. Each of FCEC and Cross Creek is duly organized, validly existing and in good standing under the laws of the State of Illinois.

                  (c) POWER AND AUTHORIZATION. Such Stockholder has full legal right, power and authority to enter into and perform its obligations under this Agreement and the other agreements and documents required to be delivered by it hereunder. The execution, delivery and performance by such Stockholder of this Agreement have been duly authorized by all necessary action on the part of such Stockholder. This Agreement constitutes the legal, valid and binding obligation of such Stockholder, enforceable against it in accordance with its terms.

                  (d) CONSENTS AND APPROVALS: NO VIOLATION. Neither the execution and delivery of this Agreement by such Stockholder nor consummation by such Stockholder of the transactions contemplated hereby will conflict with any of the organizational documents of such Stockholder.

                  (e) NO BROKERS. Such Stockholder has not entered into any contract, arrangement or understanding with any person or firm which may result in the obligation of such entity or Purchaser to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or consummation of the transactions contemplated hereby, and such Stockholder shall indemnify and hold each of Compass and Compass Holdings harmless against any such claim.

ARTICLE 3.  CONDITIONS PRECEDENT

         3.1 MUTUAL CONDITION. The obligations of the parties hereto to enter into and consummate the transactions contemplated hereby are subject to the acceptance for payment and payment by Purchaser of shares of International Common Stock pursuant to the Offer.

         3.2 CERTAIN CONDITIONS PRECEDENT TO PURCHASER'S OBLIGATIONS. The obligations of Purchaser to enter into and consummate the transactions contemplated hereby are further subject to the fulfillment (or waiver in writing by Purchaser in its sole discretion) on or prior to the Closing Date of the conditions that:

                  (a) the representations and warranties of the Stockholders contained in this Agreement shall be true and correct on and as of the date hereof and in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date (except to the extent of any changes or developments expressly contemplated by the terms of this Agreement); and

                  (b) the Stockholders shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by the Stockholders on or prior to the Closing Date.

         3.3 CERTAIN CONDITIONS PRECEDENT TO THE STOCKHOLDERS' OBLIGATIONS. The obligations of the Stockholders to enter into and complete the transactions contemplated hereby are further subject to the fulfillment (or waiver in writing by the Stockholders in its sole discretion) on or prior to the Closing Date of the conditions that:

                  (a) the representations and warranties of Compass and Compass Holdings contained in this Agreement shall be true and correct on and as of the date hereof and in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date;

                  (b) Each of Compass and Compass Holdings shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by it on or prior to the Closing Date; and

                  (c) The Stockholders shall be entitled to receive shares of New International Common Stock pursuant to the Distribution as contemplated by
Section 1.2.

                  (d) International shall have caused to be delivered to the Stockholders a letter from Goodwin, Procter & Hoar LLP permitting the Stockholders to rely on the opinion of Goodwin, Procter & Hoar LLP delivered to Compass pursuant to the Merger Agreement to the effect that registration of the Distribution is not required under Section 5 of the Securities Act, as such opinion relates to the shares of New International Common Stock to be issued to the Stockholders pursuant to the Distribution.

ARTICLE 4.  MISCELLANEOUS

         4.1 FURTHER ACTION. The parties hereto shall, subject to the fulfillment at or before the Closing Date of each of the conditions of performance set forth herein or the waiver thereof, perform such further acts and execute such documents as may reasonably be required to effect the transactions contemplated hereby, in any case at the expense of the requesting party.

         4.2 PARTIES IN INTEREST; ASSIGNMENT. Except as provided in Section 2.2(a), none of the parties to this Agreement may assign any of its rights or obligations under this Agreement without the prior written consent of the other parties hereto. This Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

         4.3 ENTIRE AGREEMENT; AMENDMENTS; WAIVER. This Agreement contains the entire understanding between the parties hereto with respect to its specific subject matter. This Agreement may be amended only by written instrument duly executed by the parties hereto. No party may waive any term, provision, covenant or restriction of this Agreement except by a duly signed writing referring to the specific provision to be waived.

         4.4 NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be delivered personally or transmitted by telex, fax or telegram, to the respective parties as follows:

                  (a)      If to the Stockholders:

                           First Chicago Equity Corporation
                           Three First National Plaza, Suite 1210
                           Chicago, IL 60670
                           Attn: Eric C. Larson

                           Cross Creek Partners I
                           c/o First Capital Corporation of Chicago
                           Three First National Plaza, Suite 1210
                           Chicago, IL 60670
                           Attn: Eric C. Larson

                           with a copy to:

                           Kirkland & Ellis
                           200 East Randolph Drive
                           Chicago, IL 60601
                           Attn: Ted H. Zook, Esq.

                  (b)      If to Compass or Compass Holdings:

                           Compass Group USA, Inc.
                           2400 Yorkmont Road
                           Charlotte, NC 28271
                           Attn: General Counsel

                  (c)      If to International:

                           DAKA International, Inc.
                           One Corporate Place
                           55 Ferncroft Road
                           Danvers, MA 01923
                           Attn: General Counsel

                           with a copy to:

                           Goodwin, Procter & Hoar  LLP
                           Exchange Place
                           Boston, MA 02109
                           Attn: Ettore A. Santucci, P.C.

or to such other address as any party may have furnished to the others in writing.

         4.5 GOVERNING LAW. This Agreement will be governed by and construed in accordance with the internal laws of the State of Delaware.

         4.7      Termination.
                  -----------

                  (a) This Agreement may be terminated and the transactions contemplated herein may be abandoned at any time prior to the Closing:

                           (i)      by Purchaser, International or the
         Stockholders, if the Merger Agreement shall have been terminated;

                           (ii)     by mutual consent of Purchaser,
         International and the Stockholders;

                           (iii) by the Stockholders, if any of Compass or Compass Holdings has failed to perform in any material respect any of its respective obligations required to be performed by it under this Agreement unless failure to so perform has been caused by or results from a breach of this Agreement by the Stockholders;

                           (iv) by Purchaser, if any of the Stockholders shall have failed to perform in any material respect any of the obligations required to be performed by it under this Agreement unless failure to so perform has been caused by or results from a breach of this Agreement by any of Compass or Compass Holdings;

                           (v) by Purchaser or the Stockholders, if the Closing does not occur on or prior to July 31, 1997;

                           (vi)     by the Stockholders, if the Stockholders
have sold or transferred all of the Stockholder Shares pursuant to Section 1.5 hereof; or

                           (vii)    by the Stockholders, if the Merger Agreement
is not entered into by the parties thereto within three business days after the date of this Agreement.

                  (b)      A party terminating this Agreement pursuant to
Section 4.7 shall give written notice thereof to each other party hereto, whereupon this Agreement shall terminate and the transactions contemplated hereby shall be abandoned without further action by any party; PROVIDED, however, that if such termination is by Purchaser pursuant to Section 4.7(a)(iv) or if such termination is by the Stockholders pursuant to Section 4.7(a)(iii), nothing herein shall affect the non-breaching party's or parties' right to damages on account of such other party's or parties' breach.

         4.8 REMEDIES. The Stockholders acknowledge that the Stockholder Shares are unique and that Purchaser will not have an adequate remedy at law if the Stockholders fail to perform any of their obligations hereunder, and the Stockholders agree that Purchaser shall have the right, in addition to any other right it has, to specific performance or equitable relief by way of injunction if the Stockholders fail to perform any of their obligations hereunder.

         4.9 COUNTERPARTS; HEADINGS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same document. The article and section headings contained herein are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         4.10 EXPENSES. Each of the parties hereto shall pay the fees and expenses it incurs in connection with this Agreement, other than as a result of the breach hereof by any other party hereto, except that the parties acknowledge that International shall pay to the Stockholders at the Closing (or promptly upon written demand by the Stockholders if the Closing does not occur for any reason other than breach of this Agreement by the Stockholders) an amount of cash equal to the Stockholders' documented out-of-pocket fees and expenses (including legal fees and expenses) actually incurred by them in connection with this Agreement. International shall cause New International to become jointly and severally obligated with International under this Section 4.10 and shall provide the Stockholders with written evidence thereof promptly upon demand. The provisions of this Section 4.10 shall survive any termination of this Agreement pursuant to Section 4.7.

         4.11     CERTAIN DEFINITIONS. For purposes of the Agreement:

                  (a) "beneficially owned" shall have the meaning set forth in Rule 13d-3 promulgated under the Exchange Act, as such Rule is in effect on the date hereof.

                  (b) "business day" means any day which is neither a Saturday or Sunday nor a legal holiday on which banks are authorized or required to be closed in New York, New York.

                  (c) As used in this Agreement, the word "Subsidiary" or "Subsidiaries" when used with respect to any party means any corporation, partnership, joint venture, business trust or other entity, of which such party directly or indirectly owns or controls at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization.

                  (d) As used in this Agreement, the word "person" means an individual, a corporation, a partnership, an association, a joint-stock company, a trust, a limited liability company, any unincorporated organization or any other entity.

                  (e) As used in this Agreement, the word "affiliate" shall have the meaning set forth in Rule 144 of the Securities Act.

                  {Signature Page to Stock Purchase Agreement}

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written.

                                    DAKA INTERNATIONAL, INC.


                                    By: /s/ Donald C. Moore
                                        ----------------------------------------
                                        Name:
                                        Title:

                                    COMPASS GROUP, PLC


                                    By: /s/ Michael J. Bailey
                                        ----------------------------------------
                                        Name:
                                        Title:

                                    COMPASS HOLDINGS, INC.


                                    By: /s/ Michael J. Bailey
                                        ----------------------------------------
                                        Name:
                                        Title:

                                    FIRST CHICAGO EQUITY CORPORATION


                                    By: /s/ Timothy A. Dugan
                                        ----------------------------------------
                                        Name:   Timothy A. Dugan
                                        Title:  Attorney-in-Fact

                                    CROSS CREEK PARTNERS I


                                    By: /s/ Timothy A. Dugan
                                        ----------------------------------------
                                        Name:   Timothy A. Dugan
                                        Title:  Attorney-in-Fact

                                                      *
                                    --------------------------------------------
                                    John G. Schreiber

                                                      **
                                    --------------------------------------------
                                    Jennifer C. Schreiber Trust


                                                      **
                                    --------------------------------------------
                                    Heather E. Schreiber Trust


                                                      **
                                    --------------------------------------------
                                    Amy D. Schreiber Trust


                                                      **
                                    --------------------------------------------
                                    Michael D. Schreiber Trust


                                                      **
                                    --------------------------------------------
                                    Matthew D. Schreiber Trust


                                                      **
                                    --------------------------------------------
                                    Nicholas J. Schreiber Trust


                                                      **
                                    --------------------------------------------
                                    Molly E. Schreiber Trust


                                                      **
                                    --------------------------------------------
                                    Kaitlin E. Schreiber Trust


                                    *   /s/ Timothy A. Dugan
                                    --------------------------------------------
                                    by: Timothy A. Dugan
                                       -----------------------------------------
                                    pursuant to a Power of Attorney dated
                                    May 23, 1997

                                    **  /s/ Timothy A. Dugan
                                    --------------------------------------------
                                    by: Timothy A. Dugan
                                       -----------------------------------------
                                    pursuant to a Power of Attorney dated
                                    May 23, 1997

                                    EXHIBIT A
                                    ---------

Stockholder                         Stockholder Shares      Stockholder Warrants
-----------                         ------------------      --------------------

FCEC                                     9,926.400              220,587.000
Cross Creek                              1,323.415               29,409.000
John G. Schreiber                          330.865                7,352.556
(c/o Mayer, Brown & Platt)
Jennifer C. Schreiber Trust                 41.425                  920.556
(c/o Mayer, Brown & Platt)
Heather E. Schreiber Trust                  41.425                  920.556
(c/o Mayer, Brown & Platt)
Amy D. Schreiber Trust                      41.425                  920.556
(c/o Mayer, Brown & Platt)
Michael D. Schreiber Trust                  41.470                  921.556
(c/o Mayer, Brown & Platt)
Matthew D. Schreiber Trust                  41.280                  917.333
(c/o Mayer, Brown & Platt)
Nicholas J. Schreiber Trust                 41.280                  917.333
(c/o Mayer, Brown & Platt)
Molly E. Schreiber Trust                    41.280                  917.333
(c/o Mayer, Brown & Platt)
Kaitlin E. Schreiber Trust                  41.280                  917.333
(c/o Mayer, Brown & Platt)